Exhibit 10

SIXTH AMENDMENT TO LOAN AGREEMENT

THIS SIXTH AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is made and entered into effective as of JULY 27, 2011, by and between AMERICAN ELECTRIC TECHNOLOGIES, INC., a Florida corporation (“Borrower”), and JPMORGAN CHASE BANK, N.A., a national association (“Lender”).

R E C I T A L S:

WHEREAS, Borrower and Lender entered into a Letter Loan Agreement dated October 31, 2007 (which as the same may have been or may hereafter be amended from time to time is herein called the “Loan Agreement”; the terms defined therein being used herein as therein defined unless otherwise defined herein); and

WHEREAS, Borrower and Lender desire to amend the Loan Agreement to extend the Maturity Date and amend certain terms and provisions of the Loan Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

A G R E E M E N T:

1.         Amendments to the Loan Agreement.  The Loan Agreement is, effective the date hereof, and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:

(a)        Amendment of Section 1(a).  The defined term “Maturity Date” set forth in Section 1(a) of the Loan Agreement is hereby amended to read “July 1, 2013.”

(b)        The definition of “Applicable Margin” in Exhibit A to the Loan Agreement is hereby amended to read as follows:

    “Applicable Margin” means with respect to any CB Floating Rate Advance, 1%, and with respect to any LIBOR Rate Advance, 3.25%.

2.         Conditions of Effectiveness.  This Amendment shall become effective when, and only when, Lender shall have received counterparts of this Amendment executed by Borrower and Section 1 hereof shall become effective when, and only when, Lender shall have additionally received any and all other documentation as Lender may reasonably require.

3.         Representations and Warranties of Borrower.  Borrower represents and warrants as follows:

(a)        Borrower is duly authorized and empowered to execute, deliver and perform this Amendment and all other instruments referred to or mentioned herein to which it is a party, and

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all action on its part requisite for the due execution, delivery and the performance of this Amendment has been duly and effectively taken. This Amendment, when executed and delivered, will constitute valid and binding obligations of Borrower enforceable in accordance with its terms. This Amendment does not violate any provisions of Borrower’s Articles of Incorporation, By-Laws, or any contract, agreement, law or regulation to which Borrower is subject, and does not require the consent or approval of any regulatory authority or governmental body of the United States or any state.

(b)        The representations and warranties made by Borrower in the Loan Agreement are true and correct as of the date of this Amendment.

(c)        No event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

4.         Reference to and Effect on the Loan Documents.

(a)        Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference in the Loan Documents shall mean and be a reference to the Loan Agreement as amended hereby.

(b)        Except as specifically amended above, the Loan Agreement and the Note(s), and all other instruments securing or guaranteeing Borrower’s obligations to Lender (collectively, the “Loan Documents”) shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Loan Documents and all collateral described therein do and shall continue to secure the payment of all obligations of Borrower under the Loan Agreement and the Note(s), as amended hereby, and under the other Loan Documents.

(c)        The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

5.         Costs and Expenses.  Borrower agrees to pay on demand all costs and expenses of Lender in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for Lender. In addition, Borrower shall pay any and all fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such fees.

6.         Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

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7.          Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

8.          Facsimile Documents and Signatures.  For purposes of negotiating and finalizing this Amendment, if this document or any document executed in connection with it is transmitted by facsimile machine, it shall be treated for all purposes as an original document. Additionally, the signature of any party on this document transmitted by way of a facsimile machine shall be considered for all purposes as an original signature. Any such faxed document shall be considered to have the same binding legal effect as an original document. At the request of any party, any faxed document shall be re-executed by each signatory party in an original form.

9.          Joinder of Guarantor.  M & I Electric Industries, Inc. and American Access Technologies, Inc., Guarantor as defined in the Loan Agreement, join in the execution of this Amendment to evidence Guarantor’s consent to the terms hereof, to confirm Guarantor’s continuing obligations under the terms of the Guaranty Agreement, and to acknowledge that without such consent and confirmation, Lender would not enter into this Amendment or otherwise consent to the terms hereof. Additionally, Guarantor represents to Lender that Guarantor is duly authorized and empowered to execute, deliver and perform this Amendment, and all action on its part requisite for the due execution, delivery and the performance of this Amendment has been duly and effectively taken. This Amendment, when executed and delivered, will constitute valid and binding obligations of Guarantor enforceable in accordance with its terms.

10.        Appraisals and Reports to be Provided.  If Borrower’s Operating Earnings Before Tax, as shown on Borrower’s financial statements, is less than $1.00 for any fiscal quarter (tested quarterly), then, Lender (by its officers, employees, directors or agents) after providing borrower with 60 days advance notice, at Borrower’s sole cost and expense (to the extent not prohibited by applicable law) or if required to be obtained by applicable regulatory agencies and laws (to the extent not prohibited by applicable law), may contract for the services of an appraiser approved by Lender in its sole discretion to perform a written appraisal of any or all of the Collateral constituting real property (or such parts of it as are designated in Lender’s request, the “Property”). Any such appraisal may be performed at any time or times upon reasonable notice to Borrower, as long as it does not unreasonably interfere with Borrower’s use of the Property. Specifically, any such appraiser is authorized to enter upon, and Borrower shall allow such appraiser access to, the Property as may be necessary in the opinion of such appraiser to perform its professional services. Borrower will also furnish such appraiser such historical and operational information regarding the Property as may be reasonably requested by such appraiser to facilitate preparation of an appraisal and will make available for meetings with such appraiser appropriate personnel having knowledge of such matters. Borrower will permit Lender and its agents, independent contractors, representatives, employees and officers at all reasonable times to go upon, examine, inspect and remain on the Property for any lawful purpose and will furnish to Lender on request all pertinent information in regard to the development, operation, use and status of the Property. Promptly upon Lender’s request, Borrower agrees, at Borrower’s sole cost and expense (to the extent not prohibited by applicable law) whether or not an Event of Default has occurred and is then continuing or if otherwise required to be obtained by applicable regulatory agencies and laws (to the extent not prohibited by applicable law):

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(a)        to cause an inspection and written appraisal of the Property (or such parts of it as are designated in Lender’s request) to be made by a qualified appraiser approved by Lender; and

(b)        to cause to be conducted, prepared or provided any other written report, summary, opinion, inspection, review, survey, audit or other professional service relating to the Collateral or any operations in connection with it (all as designated in Lender’s request), including any accounting, architectural, consulting, engineering, design, legal, management, pest control, surveying, toxic or hazardous materials survey, inspection, removal or cleanup work, title abstracting or title insurance policy or other technical, managerial or professional service relating to the Collateral or its operations.

Lender may elect to deliver any such request orally, by telegram, telex or telefax, by mail or by hand delivery addressed to Borrower as provided in the Loan Agreement or by any other legally effective method, and it may be given at any time and from time to time before the complete and final release and discharge of the liens against the Collateral.

11.        Final Agreement.    THIS WRITTEN AMENDMENT OF LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed in multiple counterparts, each of which is an original instrument for all purposes, all as of the day and year first above written.

[Signature page follows.]

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BORROWER:

AMERICAN ELECTRIC TECHNOLOGIES, INC.

By:	/s/ Charles Dauber
Charles Dauber,
Chief Executive Officer

LENDER:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Robert Morgan
Robert Morgan,
Vice President

GUARANTOR:

M & I ELECTRIC INDUSTRIES, INC.

By:	/s/ Charles Dauber
Charles Dauber,
Chief Executive Officer

AMERICAN ACCESS TECHNOLOGIES, INC.

By:	/s/ Charles Dauber
Charles Dauber,
Chief Executive Officer

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